UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2008

PANTERA PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52506

(Commission File Number)

98-0440762

(IRS Employer Identification No.)

111 Congress Avenue, Suite 400, Austin, Texas 78701

(Address of principal executive offices and Zip Code)

512.391.3868

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Second Amending Agreement

On July 30, 2008, we entered into a second amending agreement with Artemis Energy PLC (formerly Pantera Oil and Gas PLC), Aurora Petroleos SA and Boreal Petroleos SA, whereby we agreed to amend the terms of the share purchase agreement dated November 21, 2007, as amended March 17, 2008. Pursuant to the second amending agreement, we agreed to delete Section 3.1 of the amended share purchase agreement in its entirety and replace it with the following:

“3.1	Right to Purchase

Upon issuance of the Pantera Shares to Artemis and the payment of $25,000 to each of Aurora and Boreal, Pantera shall have the right to acquire up to 85% of the shares of each of Aurora and Boreal as follows:

(a)

on or before November 30, 2007, Pantera shall have the right, but not the obligation, to acquire 15% of the issued and outstanding shares of each of Aurora and Boreal for an aggregate payment of $150,000 by Pantera to Aurora and Boreal (as to $75,000 to each of Aurora and Boreal) (“Investment One”);

(b)	on or before July 31, 2008, and subject to the completion of Investment One, Pantera shall have the right, but not the obligation, to:
(i)	acquire an additional 12% of the issued and outstanding shares of Aurora for a payment of $225,000 by Pantera to Aurora, or as Aurora may direct (“Aurora Investment Two”), and
(ii)	acquire an additional 15% of the issued and outstanding shares of Boreal for a payment of $225,000 by Pantera to Boreal, or as Boreal may direct (“Boreal Investment Two”);
(c)	on or before April 30, 2009 and subject to the completion of:
(i)

Investment One and Aurora Investment Two, Pantera shall have the right, but not the obligation, to acquire an additional 38% of the issued and outstanding shares of Aurora for a payment of $500,000 by Pantera to Aurora, or as Aurora may direct (“Aurora Investment Three”), and

(ii)

Investment One and Boreal Investment Two, Public shall have the right, but not the obligation, to acquire an additional 35% of the issued and outstanding shares of Boreal for a payment of $500,000 by Public to Boreal, or as Boreal may direct (“Boreal Investment Three”); and

(d)	on or before January 31, 2010 and subject to the completion of:
(i)

Investment One, Aurora Investment Two and Aurora Investment Three, Pantera shall have the right, but not the obligation, to acquire an additional 20% of the issued and outstanding shares of Aurora for a payment of $1,500,000 by Pantera to Aurora, or as Aurora may direct (“Aurora Investment Four”), and

(ii)

Investment One, Boreal Investment Two and Boreal Investment Three, Pantera shall have the right, but not the obligation, to acquire an additional 20% of the issued and outstanding shares of Boreal for a payment of $1,500,000 by Pantera to Boreal, or as Boreal may direct (“Boreal Investment Four”).

3.1A	Adjustment to Purchase
(a)

Subject to Section 3.1, in the event that Pantera makes less than the required investment amount to complete any of Aurora Investment Two, Aurora Investment Three or Aurora Investment Four, Pantera shall be entitled to receive a portion of the additional percentage of the issued and outstanding shares of Aurora equal to the following:

A = (B/C) x D

where:

A	the portion of the additional percentage of the issued and outstanding shares of Aurora that Pantera is entitled to receive;
B	amount of payment made by Pantera to Aurora;
C	required investment amount as specified in each of Sections 3.1(b)(i), (c)(i), and (d)(i), as applicable; and

D

percentage of additional shares of Aurora that Pantera would be entitled to receive if Pantera paid the required investment amount as specified in each of Sections 3.1(b)(i), (c)(i), and (d)(i), as applicable.

(b)

Subject to Section 3.1, in the event that Pantera makes less than the required investment amount to complete any of Boreal Investment Two, Boreal Investment Three or Boreal Investment Four, Pantera shall be entitled to receive a portion of the additional percentage of the issued and outstanding shares of Boreal equal to the following:

A = (B/C) x D

where:

A	the portion of the additional percentage of the issued and outstanding shares of Boreal that Pantera is entitled to receive;
B	amount of payment made by Pantera to Boreal;
C	required investment amount as specified in each of Sections 3.1(b)(ii), (c)(ii), and (d)(ii), as applicable; and
D

percentage of additional shares of Boreal that Pantera would be entitled to receive had Pantera paid the required investment amount as specified in each of Sections 3.1(b)(ii), (c)(ii), and (d)(ii), as applicable.”

The second amending agreement is effective as of July 30, 2008 and all of the other provisions of the amended share purchase agreement, a copy of which was filed with our Current Report on Form 8-K filed on March 19, 2008, remain in full force and effect. Please review the second amending agreement, attached hereto as Exhibit 10.1, for a complete description of all of the terms and conditions of the second amending agreement.

Promissory Note

On July 30, 2008, we executed a promissory note in favor of BWC Management, Inc. in the amount of US$100,000. The promissory note bears interest at the rate of 5% per annum, simple interest. We agreed to pay the outstanding principal balance on the promissory note together with all interest accrued thereon and remaining unpaid on July 22, 2013.

Item 9.01Finanical Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Second Amending Agreement dated July 30, 2008 among our company, Artemis Energy PLC (formerly Pantera Oil and Gas PLC), Aurora Petroleos SA and Boreal Petroleos SA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANTERA PETROLEUM INC.

/s/ Chris Metcalf

Chris Metcalf

Chief Executive Officer,

President and Director

Date: August 5, 2008

CW2036721.1